Exhibit 99.1

Avago Technologies Limited Announces Second Quarter

Fiscal Year 2014 Financial Results

•	Net revenue down 1 percent sequentially to $701 million, up 25 percent from Q2 last year

•	GAAP gross margin of 51 percent; Non-GAAP gross margin of 54 percent

•	GAAP diluted EPS of $0.61; Non-GAAP diluted EPS of $0.85

SAN JOSE, Calif., and SINGAPORE – May 29, 2014 – Avago Technologies Limited

(Nasdaq: AVGO), a leading semiconductor device supplier to the enterprise storage, wired, wireless and industrial end markets, today reported financial results for the second quarter of its fiscal year 2014, ended May 4, 2014, and provided guidance for the third quarter of its fiscal year 2014. The financial results provided below for the second quarter do not include any operating results of LSI Corporation which the Company acquired on May 6, 2014.

Second Quarter Fiscal Year 2014 GAAP Results

Net revenue was $701 million, a decrease of 1 percent compared with the previous quarter and an increase of 25 percent from the same quarter last year.

Gross margin was $357 million, or 51 percent of net revenue. This compares with gross margin of $339 million, or 48 percent of net revenue last quarter, and gross margin of $272 million, or 48 percent of net revenue in the same quarter last year.

Operating expenses were $197 million. This compares with $200 million in the prior quarter and $154 million for the same quarter last year.

Income from operations was $160 million. This compares with $139 million in the prior quarter and with $118 million in the same quarter last year.

Second quarter net income was $158 million, or $0.61 per diluted share. This compares with net income of $134 million, or $0.53 per diluted share, for the prior quarter, and net income of $113 million, or $0.45 per diluted share, in the same quarter last year.

The Company’s cash balance at the end of the second quarter was $1,278 million, compared to $1,112 million at the end of the prior quarter.

The Company generated $251 million in cash from operations in the second quarter and spent $73 million on capital expenditures.

On March 31, 2014 the Company paid a quarterly cash dividend of $0.27 per ordinary share, totaling approximately $68 million.

Avago Technologies Limited Announces Second Quarter Fiscal Year 2014 Financial Results

Second Quarter Fiscal Year 2014 Non-GAAP Results

Gross margin was $381 million, or 54 percent of net revenue. This compares with gross margin of $366 million, or 52 percent of net revenue last quarter, and gross margin of $288 million, or 51 percent of net revenue in the same quarter last year.

Income from operations was $233 million. This compares with $224 million in the prior quarter and $158 million in the same quarter last year.

Net income was $223 million, or $0.85 per diluted share. This compares with net income of $217 million, or $0.84 per diluted share last quarter, and net income of $153 million, or $0.61 per diluted share in the same quarter last year.

Second Quarter Fiscal Year 2014 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q2 14	Q1 14	Q2 13	Q/Q		Y/Y
Net Revenue	$701	$709	$562		–1%		+25%
Gross Margin	54%	52%	51%		+2ppt		+3ppt
Operating Expenses	$148	$142	$130	+$	6M	+$	18M
Net Income	$223	$217	$153	+$	6M	+$	70M
Earnings Per Share - Diluted	$0.85	$0.84	$0.61	+$	0.01	+$	0.24

“In the second fiscal quarter of the year, our wireless business came in significantly above our expectations due to strong product ramps for our FBAR-related products into multiple Asian Smartphone OEMs. We also saw a resurgence in Industrial re-sales through our distributors, especially in Europe and Japan” said Hock Tan, President and CEO of Avago Technologies Limited. “The third quarter marks a transformative event in Avago’s history as we completed the acquisition of LSI, creating a substantially larger company with a much more diversified and balanced mix of end markets.”

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Avago Technologies Limited Announces Second Quarter Fiscal Year 2014 Financial Results

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q2 14	Q1 14	Q2 13	Q/Q	Y/Y
Wireless Communications	50	49	50	0%	25%
Wired Infrastructure	31	32	27	–4%	43%
Industrial & Other	19	19	23	2%	3%

Key Statistics	Q2 14	Q1 14	Q2 13
(Dollars in millions)
Cash From Operations	$251	$229	$191
Depreciation	$35	$32	$22
Amortization	$26	$25	$20
Capital Expenditures	$73	$52	$47
Days Sales Outstanding	42	42	44
Inventory Days On Hand	86	76	76

Third Quarter Fiscal Year 2014 Business Outlook

Based on current business trends and conditions, the outlook for the third quarter of fiscal year 2014, ending August 3, 2014, including projected contribution from LSI, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Revenue Range	$1.3B - $1.4B	$19M	$1.3B - $1.4B
Gross Margin	24.0% plus/minus 1%	$386M	55.0% plus/minus 1%
Operating Expenses	$691M	$305M	$386M
Interest and other	$54M		$54M
Taxes	–$50M	$70M	$20M
Diluted Share Count	268M	8M	276M

Reconciling items are as follows:

•	Non-GAAP Revenue includes $19 million of LSI intellectual property licensing revenue, not included in GAAP revenue as a result of the effects of purchase accounting for the LSI acquisition;

•	Non-GAAP Gross Margin excludes $155 million of amortization of intangible assets, $10 million of share-based compensation expense, $11 million of restructuring charges, and $210 million of inventory step-up charges to record LSI inventory at fair value, as part of the purchase accounting for the LSI acquisition;

•	Non-GAAP Operating Expenses exclude $90 million of amortization of intangible assets, $69 million of share-based compensation, $90 million of restructuring charges, and $56 million of acquisition-related costs, primarily bank and other advisory fees related to the LSI acquisition; and

•	$70 million provision at the Taxes line, which represents the tax effects of the reconciling items noted above.

Capital expenditures for the third quarter are expected to be approximately $125 million. For the third quarter depreciation is expected to be $50 million and amortization is expected to be $245 million.

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Avago Technologies Limited Announces Second Quarter Fiscal Year 2014 Financial Results

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes any impact from mergers, acquisitions and divestiture activity (including the pending sale of LSI Corporation’s Flash Components Division and Accelerated Solutions Division to Seagate Technology LLC) and any share repurchases that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be celebrating the fifth anniversary of its initial public offering by visiting the NASDAQ MarketSite in Times Square, New York and ringing the opening bell on August 6, 2014.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the second quarter fiscal year 2014, and to provide guidance for the third quarter of fiscal year 2014, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 515-2915; International +1 (617) 399-5129. The passcode is 97353697. A replay of the call will be accessible one week after the call. To access the replay dial (888) 286-8010; International +1 (617) 801-6888; and reference the passcode: 71193334. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, loss on extinguishment of debt, and income tax effects of non-GAAP reconciling adjustments. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices. Our product portfolio is extensive and includes thousands of products in four primary target markets: enterprise storage, wired infrastructure, wireless communications and industrial & other.

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Avago Technologies Limited Announces Second Quarter Fiscal Year 2014 Financial Results

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; fluctuation in the timing and volume of customer demand; increased dependence on the volatile, wireless handset market and on the enterprise storage market; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; rates of growth in our target markets; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisition of LSI; delays, challenges and expenses associated with integrating acquired companies, including LSI, with our existing businesses; the significant indebtedness incurred by us in May 2014 in connection with the LSI acquisition, including the need to generate sufficient cashflows to service and repay such debt; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Report on Form 10-Q filed on March 13, 2014, LSI’s Report on Form 10-Q filed on May 1, 2014 and Report on Form 10-K filed on February 26, 2014 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Ashish Saran

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 4, 2014	February 2, 2014	May 5, 2013	May 4, 2014	May 5, 2013

Net revenue	$701	$709	$562	$1,410	$1,138
Cost of products sold:
Cost of products sold	326	347	276	673	562
Amortization of intangible assets	18	18	14	36	28
Restructuring charges	—	5	—	5	—

Total cost of products sold	344	370	290	714	590

Gross margin	357	339	272	696	548

Research and development	114	107	95	221	188
Selling, general and administrative	67	74	52	141	105
Amortization of intangible assets	8	7	6	15	11
Restructuring charges	8	12	1	20	2

Total operating expenses	197	200	154	397	306

Income from operations	160	139	118	299	242
Interest expense	(1)	—	(1)	(1)	(1)
Other income, net	—	—	1	—	3

Income before income taxes	159	139	118	298	244
Provision for income taxes	1	5	5	6	6

Net income	$158	$134	$113	$292	$238

Net income per share:
Basic	$0.63	$0.54	$0.46	$1.17	$0.97
Diluted	$0.61	$0.53	$0.45	$1.14	$0.95

Shares used in per share calculations:
Basic	251	249	246	250	246
Diluted	258	255	251	256	251

Share-based compensation expense included in:
Cost of products sold	$3	$3	$2	$6	$4
Research and development	10	8	7	18	14
Selling, general and administrative	17	13	8	30	17

Total share-based compensation expense	$30	$24	$17	$54	$35

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 4, 2014	February 2, 2014	May 5, 2013	May 4, 2014	May 5, 2013

Net revenue	$701	$709	$562	$1,410	$1,138
Gross margin	$381	$366	$288	$747	$580
% of net revenue	54%	52%	51%	53%	51%
Research and development	$101	$98	$88	$199	$174
Selling, general and administrative	$47	$44	$42	$91	$86
Total operating expenses	$148	$142	$130	$290	$260
% of net revenue	21%	20%	23%	21%	23%
Income from operations	$233	$224	$158	$457	$320
Interest expense	$(1)	$—	$(1)	$(1)	$(1)
Other income, net	$—	$—	$1	$—	$3
Income before income taxes	$232	$224	$158	$456	$322
Provision for income taxes	$9	$7	$5	$16	$6
Net income	$223	$217	$153	$440	$316
Net income per share - diluted	$0.85	$0.84	$0.61	$1.69	$1.25
Shares used in per share calculation - diluted	263	258	252	261	252

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 4, 2014	February 2, 2014	May 5, 2013	May 4, 2014	May 5, 2013

Net income on GAAP basis	$158	$134	$113	$292	$238

Amortization of intangible assets	26	25	20	51	39
Share-based compensation expense	30	24	17	54	35
Restructuring charges	8	17	1	25	2
Acquisition-related costs	9	19	2	28	2
Income tax effects of non-GAAP reconciling adjustments	(8)	(2)	—	(10)	—

Net income on non-GAAP basis	$223	$217	$153	$440	$316

Gross margin on GAAP basis	$357	$339	$272	$696	$548
Amortization of intangible assets	18	18	14	36	28
Share-based compensation expense	3	3	2	6	4
Restructuring charges	—	5	—	5	—
Acquisition-related costs	3	1	—	4	—

Gross margin on non-GAAP basis	$381	$366	$288	$747	$580

Research and development on GAAP basis	$114	$107	$95	$221	$188
Share-based compensation expense	10	8	7	18	14
Acquisition-related costs	3	1	—	4	—

Research and development on non-GAAP basis	$101	$98	$88	$199	$174

Selling, general and administrative expense on GAAP basis	$67	$74	$52	$141	$105
Share-based compensation expense	17	13	8	30	17
Acquisition-related costs	3	17	2	20	2

Selling, general and administrative expense on non-GAAP basis	$47	$44	$42	$91	$86

Total operating expense on GAAP basis	$197	$200	$154	$397	$306
Amortization of intangible assets	8	7	6	15	11
Share-based compensation expense	27	21	15	48	31
Restructuring charges	8	12	1	20	2
Acquisition-related costs	6	18	2	24	2

Total operating expense on non-GAAP basis	$148	$142	$130	$290	$260

Income from operations on GAAP basis	$160	$139	$118	$299	$242
Amortization of intangible assets	26	25	20	51	39
Share-based compensation expense	30	24	17	54	35
Restructuring charges	8	17	1	25	2
Acquisition-related costs	9	19	2	28	2

Income from operations on non-GAAP basis	$233	$224	$158	$457	$320

Income before income taxes on GAAP basis	$159	$139	$118	$298	$244
Amortization of intangible assets	26	25	20	51	39
Share-based compensation expense	30	24	17	54	35
Restructuring charges	8	17	1	25	2
Acquisition-related costs	9	19	2	28	2

Income before income taxes on non-GAAP basis	$232	$224	$158	$456	$322

Provision for income taxes on GAAP basis	$1	$5	$5	$6	$6
Income tax effects of non-GAAP reconciling adjustments	8	2	—	10	—

Provision for income taxes on non-GAAP basis	$9	$7	$5	$16	$6

Shares used in per share calculation - diluted on GAAP basis	258	255	251	256	251
Non-GAAP adjustment	5	3	1	5	1

Shares used in per share calculation - diluted on non-GAAP basis(1)	263	258	252	261	252

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	May 4, 2014	November 3, 2013 (1)

ASSETS

Current assets:
Cash and cash equivalents	$1,278	$985
Trade accounts receivable, net	319	418
Inventory	301	285
Other current assets	136	130

Total current assets	2,034	1,818
Property, plant and equipment, net	731	661
Goodwill	392	391
Intangible assets, net	441	492
Other long-term assets	73	53

Total assets	$3,671	$3,415

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$274	$278
Employee compensation and benefits	86	98
Other current liabilities	56	47

Total current liabilities	416	423

Long-term liabilities:
Other long-term liabilities	101	106

Total liabilities	517	529

Shareholders’ equity:
Ordinary shares, no par value	1,694	1,587
Retained earnings	1,467	1,305
Accumulated other comprehensive loss	(7)	(6)

Total shareholders’ equity	3,154	2,886

Total liabilities and shareholders’ equity	$3,671	$3,415

(1)	Amounts as of November 3, 2013 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 4, 2014	February 2, 2014	May 5, 2013 (1)	May 4, 2014	May 5, 2013 (1)
Cash flows from operating activities:
Net income	$158	$134	$113	$292	$238

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	61	57	42	118	83
Share-based compensation	30	24	18	54	35
Tax benefits of share-based compensation	8	4	—	12	—
Excess tax benefits from share-based compensation	(8)	(3)	—	(11)	—
Unrealized (gain)/loss on trading securities	—	—	1	—	(1)
Gain from post-retirement medical plan curtailment and settlement	—	(3)	—	(3)	—
Loss on disposal of property, plant and equipment	—	—	1	—	1
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	4	95	(5)	99	70
Inventory	(15)	(1)	(20)	(16)	(34)
Accounts payable	8	(24)	36	(16)	2
Employee compensation and benefits	27	(39)	11	(12)	(2)
Deferred tax assets and liabilities	19	(3)	1	16	2
Other current assets and current liabilities	(7)	(13)	(9)	(20)	(21)
Other long-term assets and long-term liabilities	(34)	1	(1)	(33)	—

Net cash provided by operating activities	251	229	188	480	373

Cash flows from investing activities:
Purchases of property, plant and equipment	(73)	(52)	(47)	(125)	(114)
Acquisition, net of cash acquired	—	—	(37)	—	(37)
Purchases of investments	—	—	—	—	(9)
Proceeds from sale of investment	14	—	—	14	—

Net cash used in investing activities	(59)	(52)	(84)	(111)	(160)

Cash flows from financing activities:
Proceeds from government grants	—	2	5	2	8
Payment on capital lease obligation	—	—	(1)	—	(1)
Issuance of ordinary shares, net of issuance cost	34	19	18	53	28
Repurchases of ordinary shares	—	(12)	(11)	(12)	(24)
Excess tax benefits from share-based compensation	8	3	—	11	—
Dividend payments to shareholders	(68)	(62)	(47)	(130)	(89)

Net cash used in financing activities	(26)	(50)	(36)	(76)	(78)

Net increase in cash and cash equivalents	166	127	68	293	135
Cash and cash equivalents at the beginning of period	1,112	985	1,151	985	1,084

Cash and cash equivalents at end of period	$1,278	$1,112	$1,219	$1,278	$1,219

(1)	The statement of cash flows data for the quarter and two quarters ended May 5, 2013 reflects a reclassification of $3 million of government grant reimbursements related to fixed assets from cash flows provided by operating activities to cash flows used in financing activities. As a result, net cash provided by operating activities and net cash used in financing activities for this period each decreased by a corresponding amount.